Exhibit 99.01

Keynote Reports Second Fiscal Quarter 2011 Results

  Total Revenue was $24.1 Million for the Second Fiscal Quarter of 2011, Compared to $19.4 Million for the Second Fiscal Quarter of 2010
  GAAP Earnings per Diluted Share was $0.19 for the Second Fiscal Quarter of 2011, Compared to GAAP Net Loss per Share of $0.01, for the Same Period a Year Ago
  Adjusted EBITDA was $5.7 Million, or 24% of Revenue, for the Second Fiscal Quarter of 2011, Compared to $2.6 Million, or 13% of Revenue, for the Second Fiscal Quarter of 2010
  Cash from Operations was $6.7 Million for the Second Fiscal Quarter of 2011, Compared to $1.7 Million for the Second Quarter of 2010
  Revenue, GAAP Earnings Per Diluted Share and Non-GAAP Earnings Per Diluted Share Exceeded Company Guidance
  Board Approves a Quarterly Cash Dividend of $0.06 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--April 26, 2011--Keynote® Systems (NASDAQ:KEYN), the global leader in Internet and mobile cloud monitoring, reported financial results for its second fiscal quarter ended March 31, 2011.

Umang Gupta, Chairman and CEO of Keynote, said: “The solid revenues posted this quarter continue to support our new growth trajectory in both our mobile and Internet businesses. Even after excluding the positive impact of the new accounting standards change, we achieved 26% growth in mobile and 15% growth in Internet over the same quarter of last year. In addition, we reported $5.7 million in adjusted EBITDA, and generated $5.0 million in free cash flow.”

Second Quarter 2011 Financial Summary

Revenue for the second fiscal quarter of 2011 was $24.1 million, compared to $19.4 million in the second fiscal quarter of 2010, representing 25% year over-year-growth. Excluding the approximately $900,000 positive effect of the accounting standards change related to the company’s revenue recognition, second quarter revenue would imply a 20% growth over the same period a year ago. Operating income for the second fiscal quarter of 2011 was $3.4 million, compared to $54,000 in the second fiscal quarter of 2010. Net income for the second fiscal quarter of 2011 was $3.3 million, or $0.19 per diluted share, compared to a net loss of $144,000, or $0.01 per share, for the second fiscal quarter of 2010.

Non-GAAP net income for the second fiscal quarter of 2011 was $5.0 million, or $0.29 per diluted share, compared to $1.5 million, or $0.10 per diluted share, for the second fiscal quarter of 2010. The company defines non-GAAP net income (loss) as GAAP net income (loss) adjusted for the provision for income taxes less cash taxes from on-going operations, stock-based compensation expense, and amortization of purchased intangibles. Non-GAAP earnings (loss) per diluted share equals non-GAAP net income (loss) divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of adjusted earnings before interest income, taxes, depreciation, amortization, stock-based compensation, and other income (expenses), net (Adjusted EBITDA) provides a useful measure of operations. Adjusted EBITDA for the second fiscal quarter of 2011 was $5.7 million, or 24% of revenue, compared to $2.6 million, or 13% of revenue, in the second fiscal quarter of 2010.

Cash provided by operating activities for the second fiscal quarter of 2011 was $6.7 million, compared to $1.7 million in the second fiscal quarter of 2010. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software. The company generated free cash flow of $5.0 million in the second fiscal quarter of 2011, compared to $1.1 million in the second fiscal quarter of 2010.

At March 31, 2011, Keynote had $86.0 million in total cash, cash equivalents, and short-term investments. Keynote’s net deferred revenue was $21.3 million at March 31, 2011, compared to $15.5 million at March 31, 2010. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $28.1 million at March 31, 2011, compared to $22.5 million at March 31, 2010.

The total shares outstanding at March 31, 2011 were 16.3 million, compared to 14.7 million at March 31, 2010.

Six Months Ended March 31, 2011 Financial Summary

Revenue for the six months ended March 31, 2011 was $48.9 million, compared to $40.1 million in the same period a year ago. Operating income for the first six months of fiscal year 2011 was $7.0 million, compared to $1.2 million in the first six months of fiscal year 2010. Net income for the six months ended March 31, 2011 was $7.0 million, or $0.42 per diluted share, compared to $837,000, or $0.06 per diluted share, in the same period a year ago. Non-GAAP net income for the first six months of fiscal year 2011 was $10.1 million, or $0.61 per diluted share, compared to non-GAAP net income of $4.0 million, or $0.27 per diluted share, in the same period a year ago.

Cash provided by operating activities for the first six months of fiscal year 2011 was $9.0 million, compared to $1.7 million in the same period last year. For the six months ended March 31, 2011, Adjusted EBITDA was $11.8 million, or 24% of revenue, compared to $6.4 million, or 16% of revenue, for the same period a year ago.

Quarterly Cash Dividend

The board of directors approves a quarterly cash dividend of $0.06 per common share, payable June 15, 2011 to common stockholders of record at the close of business on June 1, 2011.

Expectations for the Third Quarter of Fiscal Year 2011

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the third fiscal quarter of 2011:

  Total revenue is expected to be between $24.5 million and $25.5 million.
  The positive effect related to the revenue accounting standards change is expected to be approximately $1.2 million.
  GAAP earnings per diluted share are expected to be between $0.15 and $0.21.
  Non-GAAP earnings per diluted share are expected to be between $0.22 and $0.28.

The above guidance is based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.4 million. Depreciation is expected to be approximately $1.1 million. Interest income and other, net is expected to be approximately $200,000 assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash. Cash taxes paid from on-going operations is expected to be $400,000. Diluted weighted average shares outstanding are expected to be approximately 18.0 million shares, assuming some additional issuances of equity or equity-related securities and no significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PDT) today, April 26, 2011. To access the call in the U.S., please dial (800) 471-6718, and for international callers dial (630) 691-2735. Callers may provide the following confirmation number 29497979 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.keynote.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 29497979#.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, the impact of new accounting standards and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact global economic conditions will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the risk that Keynote’s recent revenue growth may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2010, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, Adjusted EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income (loss) is calculated by adjusting GAAP net income (loss) for the provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings (loss) per share are calculated by dividing Non-GAAP net income (loss) by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase of property, equipment and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization, stock-based compensation and other income (expense), net. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (NASDAQ: "KEYN") is the global leader in Internet and mobile cloud monitoring. We provide companies with solutions for continuously improving the online experience. Founded in 1995, Keynote provides testing, monitoring and measurement products and services for any enterprise including online portals, e-commerce sites, B2B sites, mobile operators and mobile infrastructure providers. Keynote products and services help companies improve customer experience in four areas: Web performance, mobile quality, streaming and real user experience testing.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading on-demand infrastructure of over 3,000 measurement computers and mobile devices in over 275 locations around the world. Keynote's 2,800 customers represent top Internet and mobile companies including American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Copyright © 2011 Keynote Systems, Inc. All rights reserved. The Mobile & Internet Performance Authority

The trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote® , SIGOS®, SITE®, keynote™ The Mobile & Internet Performance Authority™, Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2011	2010	2010	2011	2010

Net revenue:	$24,107	$24,833	$19,356	$48,940	$40,065
Costs and expenses:
Costs of revenue:
Direct costs of revenue	5,964	5,843	5,204	11,807	10,607
Development	3,186	3,035	2,971	6,221	6,116
Operations	1,967	1,911	1,935	3,878	3,826
Amortization of intangible assets-software	419	419	435	838	733
Total costs of revenue	11,536	11,208	10,545	22,744	21,282
Sales and marketing	6,768	7,193	6,376	13,961	12,704
General and administrative	2,559	2,848	2,536	5,407	5,178
Excess occupancy income, net	(273)	(246)	(311)	(519)	(619)
Amortization of intangible assets - other	153	151	156	304	338
Total costs and expenses	20,743	21,154	19,302	41,897	38,883
Income from operations	3,364	3,679	54	7,043	1,182
Interest income and other, net	207	216	160	423	253
Income before provision for income taxes	3,571	3,895	214	7,466	1,435
Provision for income taxes	(240)	(268)	(358)	(508)	(598)
Net income (loss)	$3,331	$3,627	$(144)	$6,958	$837

Net income (loss) per share:
Basic	$0.21	$0.24	$(0.01)	$0.45	$0.06
Diluted	$0.19	$0.23	$(0.01)	$0.42	$0.06
Weighted average common shares outstanding:
Basic	15,814	15,006	14,591	15,406	14,560
Diluted	17,160	15,724	14,591	16,498	14,825

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	September 30,
	2011	2010

Assets
Current assets:
Cash, cash equivalents and short-term investments	$85,958	$66,352
Accounts receivable, net	11,241	9,094
Prepaids, deferred costs and other current assets	5,039	3,571
Inventories	1,964	1,286
Deferred tax assets	3,889	3,749
Total current assets	108,091	84,052
Deferred costs and other long-term assets	830	1,599
Property and equipment, net	33,695	33,432
Goodwill	64,741	63,166
Identifiable intangible assets, net	2,802	3,914
Deferred tax assets	373	359
Total assets	$210,532	$186,522

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,792	$1,748
Accrued expenses	8,592	7,945
Deferred revenue	17,785	19,539
Total current liabilities	28,169	29,232
Deferred rent and other long term liabilities	3,780	3,605
Long-term deferred revenue	3,466	1,926
Long-term deferred tax liability	435	395
Total liabilities	35,850	35,158

Stockholders' equity:
Common stock	16	15
Additional paid-in capital	300,895	286,761
Accumulated deficit	(130,970)	(137,928)
Accumulated other comprehensive income	4,741	2,516
Total stockholders' equity	174,682	151,364
Total liabilities and stockholders' equity	$210,532	$186,522

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2011	2010	2010	2011	2010
Revenue Categories *
Internet:
Web measurement subscriptions	$7,373	$7,275	$6,593	$14,648	$12,763
Other subscriptions	2,784	3,448	2,569	6,232	6,234
Engagements	2,600	2,185	1,893	4,785	4,437
Internet net revenue	12,757	12,908	11,055	25,665	23,434
Mobile:
Subscriptions	3,234	3,195	2,510	6,429	4,884
Ratable licenses	3,687	4,571	5,791	8,258	11,747
System licenses	1,262	1,992	-	3,254	-
Maintenance and support	3,167	2,167	-	5,334	-
Mobile net revenue	11,350	11,925	8,301	23,275	16,631
Net revenue	$24,107	$24,833	$19,356	$48,940	$40,065
Non-GAAP Net Income and Income Per Share
GAAP net income (loss)	$3,331	$3,627	$(144)	$6,958	$837
Provision for income taxes	240	268	358	508	598
Stock-based compensation **	724	795	787	1,519	1,790
Amortization of intangible assets - other	153	151	156	304	338
Amortization of intangible assets - software	419	419	435	838	733
Non-GAAP income before income tax	4,867	5,260	1,592	10,127	4,296
Cash taxes from on-going operations	136	(166)	(118)	(30)	(282)
Non-GAAP net income	$5,003	$5,094	$1,474	$10,097	$4,014
Weighted average diluted common shares outstanding	17,160	15,724	14,880	16,498	14,825
Non-GAAP income per share	$0.29	$0.32	$0.10	$0.61	$0.27
Adjusted EBITDA
GAAP net income (loss)	$3,331	$3,627	$(144)	$6,958	$837
Provision for income taxes	240	268	358	508	598
Interest income and other, net	(207)	(216)	(160)	(423)	(253)
Stock-based compensation **	724	795	787	1,519	1,790
Amortization of intangible assets - other	153	151	156	304	338
Amortization of intangible assets - software	419	419	435	838	733
Depreciation	1,060	1,006	1,120	2,066	2,317
Adjusted EBITDA	$5,720	$6,050	$2,552	$11,770	$6,360
** Stock-based compensation by category
Direct costs of revenue	$99	$96	$89	$195	$226
Development	171	177	176	348	405
Operations	47	107	92	154	226
Sales and marketing	284	291	273	575	637
General and administrative	123	124	157	247	296
	$724	$795	$787	$1,519	$1,790

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable licenses revenue.

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2011*
Internet:
Web measurement subscriptions	$7,275	7,373	-	-	$14,648
Other subscriptions	3,448	2,784	-	-	6,232
Engagements	2,185	2,600	-	-	4,785
Internet net revenue	12,908	12,757	-	-	25,665
Mobile:
Subscriptions	3,195	3,234	-	-	6,429
Ratable licenses	4,571	3,687	-	-	8,258
System licenses	1,992	1,262	-	-	3,254
Maintenance and support	2,167	3,167	-	-	5,334
Mobile net revenue	11,925	11,350	-	-	23,275
Net revenue	$24,833	24,107	-	-	$48,940
FY 2010
Internet:
Web measurement subscriptions	$6,170	$6,593	$6,584	$7,105	$26,452
Other subscriptions	3,665	2,569	2,648	3,154	12,036
Engagements	2,544	1,893	2,164	2,187	8,788
Internet net revenue	12,379	11,055	11,396	12,446	47,276
Mobile:
Subscriptions	2,374	2,510	2,718	2,770	10,372
Ratable licenses	5,956	5,791	5,159	5,297	22,203
Mobile net revenue	8,330	8,301	7,877	8,067	32,575
Net revenue	$20,709	$19,356	$19,273	$20,513	$79,851
FY 2009
Internet:
Web measurement subscriptions	$7,209	$6,572	$6,621	$6,370	$26,772
Other subscriptions	2,455	2,761	2,782	2,812	10,810
Engagements	3,121	2,308	2,324	2,134	9,887
Internet net revenue	12,785	11,641	11,727	11,316	47,469
Mobile:
Subscriptions	1,809	2,008	2,052	2,146	8,015
Ratable licenses	6,043	5,915	6,390	6,275	24,623
Mobile net revenue	7,852	7,923	8,442	8,421	32,638
Net revenue	$20,637	$19,564	$20,169	$19,737	$80,107
FY 2008
Internet:
Web measurement subscriptions	$6,828	$6,798	$6,863	$7,348	$27,837
Other subscriptions	2,704	2,640	2,666	2,585	10,595
Engagements	2,846	1,937	2,631	2,360	9,774
Internet net revenue	12,378	11,375	12,160	12,293	48,206
Mobile:
Subscriptions	1,340	1,654	1,912	1,976	6,882
Ratable licenses	4,002	4,605	6,426	6,787	21,820
Mobile net revenue	5,342	6,259	8,338	8,763	28,702
Net revenue	$17,720	$17,634	$20,498	$21,056	$76,908

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable licenses revenue.

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2011
Total Revenue	$24,833	$24,107	-	-	$48,940
Cash Flow from Operations	$2,324	$6,693	-	-	$9,017
% of Revenue	9%	28%	-	-	18%
Purchase of PP&E	$470	$1,693	-	-	$2,163
Free Cash Flow *	$1,854	$5,000	-	-	$6,854
% of Revenue	7%	21%	-	-	14%
FY 2010
Total Revenue	$20,709	$19,356	$19,273	$20,513	$79,851
Cash Flow from Operations	$(95)	$1,749	$6,272	$4,805	$12,731
% of Revenue	(0%)	9%	33%	23%	16%
Purchase of PP&E	$775	$653	$961	$840	$3,229
Free Cash Flow *	$(870)	$1,096	$5,311	$3,965	$9,502
% of Revenue	(4%)	6%	28%	19%	12%
FY 2009
Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,249	$4,151	$1,379	$8,799
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$513	$2,952	$531	$5,355
% of Revenue	7%	3%	15%	3%	7%
FY 2008
Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$330	$2,527	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(3,534)	$(3,142)
% of Revenue	(6%)	8%	(0%)	(17%)	(4%)

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(in thousands)
(unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010

Deferred revenue, net
Domestic	$6,639	$4,172	$5,368
International	14,612	14,894	10,126
Total	21,251	19,066	15,494

Add back: unpaid deferred revenue
Domestic	2,550	3,464	2,131
International	4,267	4,723	4,878
Total	6,817	8,187	7,009

Deferred revenue, gross
Domestic	9,189	7,636	7,499
International	18,879	19,617	15,004
Total	$28,068	$27,253	$22,503

CONTACT:
Keynote Systems, Inc.
Tim Dien, 415-433-3777 (Investor Relations)
tdien@lhai.com
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com